As filed with the U.S. Securities and Exchange Commission on July 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRATEGIC STORAGE TRUST VI, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

85-3494431

(I.R.S. Employer Identification Number)

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Nicholas M. Look

Secretary

Strategic Storage Trust VI, Inc.

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael K. Rafter

Howard S. Hirsch

Nelson Mullins Riley & Scarborough LLP

201 17th Street NW, Suite 1700

Atlanta, Georgia 30363

(404) 322-6000

Approximate date of commencement of proposed sale to public: From time to time after effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act :

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Second Amended and Restated Distribution Reinvestment Plan

$75,000,000 in Shares of Common Stock

Strategic Storage Trust VI, Inc. is a Maryland corporation that elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes for the taxable year ended December 31, 2021. As of June 30, 2025, we owned 24 properties in seven states and three Canadian provinces, joint venture interests in four operating properties and one developmental property in two Canadian provinces, and two wholly owned development properties in Florida and Ontario, Canada. We are externally advised by Strategic Storage Advisor VI, LLC, our advisor. SmartStop REIT Advisors, LLC, our sponsor, is the sole member of our advisor and Strategic Storage Property Management VI, LLC, our property manager.

We have established a second amended and restated distribution reinvestment plan (the “Plan”) designed to provide existing holders of shares of our common stock, consisting of six classes of shares: Class A Common Stock (“Class A Shares”), Class P Common Stock (“Class P Shares”), Class T Common Stock (“Class T Shares”), Class W Common Stock (“Class W Shares”), Class Y Common Stock (“Class Y Shares”), and Class Z Common Stock (“Class Z Shares”), with a convenient method to designate the cash distributions paid in connection with their shares for reinvestment in additional shares of our common stock through the Plan. Some of the significant features of the Plan are as follows:

•	Stockholders who elect to participate in the Plan may choose to invest all or a portion of their cash distributions in shares of our common stock.

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We are offering the shares at a purchase price equal to the estimated value per share of the Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares approved by our board of directors, which price is currently $10.00 per share.

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We may offer Class P Shares, Class A Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares under our Plan pursuant to this prospectus until we have sold an aggregate of $75,000,000 in shares of Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares combined.

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We may amend or terminate our Plan for any reason at any time upon ten days’ prior written notice to participants; provided, however, no such amendment shall add compensation to the Plan or remove the opportunity for you to terminate your participation in the Plan.

•	Participants may terminate participation in the Plan at any time by providing us with written notice.

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If you elect to participate in the Plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distribution in cash.

•	Stockholders may elect to participate in the Plan by completing the account update form attached as Appendix A to this prospectus. If you are already enrolled in the Plan, no action is required.

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

The Offering:

	Number of Shares Being Offered	Offering Price Per Share	Maximum Proceeds (Before Expenses)
Class A common stock, $0.001 par value per share(1)	610,000 shares	$10.00	$6,100,000
Class P common stock, $0.001 par value per share(1)	4,830,000 shares	$10.00	$48,300,000
Class T common stock, $0.001 par value per share(1)	820,000 shares	$10.00	$8,200,000
Class W common stock, $0.001 par value per share(1)	140,000 shares	$10.00	$1,400,000
Class Y common stock, $0.001 par value per share(1)	1,060,000 shares	$10.00	$10,600,000
Class Z common stock, $0.001 par value per share(1)	40,000 shares	$10.00	$400,000

(1)	We reserve the right to reallocate the shares offered among the classes of shares.

Neither the U.S. Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

July 18, 2025

SUITABILITY STANDARDS

We have established minimum suitability standards for investors interested in purchasing shares of our common stock. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•	For Alabama Residents — Shares will only be sold to Alabama residents representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates.

•	For California Residents — Investments in our shares by residents of the State of California must not exceed 10% of such investor’s net worth.

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For Idaho Residents — Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in us shall not exceed 10% of his or her liquid net worth.

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For Kansas Residents — It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth.

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For Kentucky Residents — Investments by residents of the State of Kentucky must not exceed 10% of such investor’s liquid net worth in our shares or the shares of our affiliates’ non-publicly traded REITs.

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For Maine Residents — The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

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For Massachusetts Residents — Massachusetts investors may not invest more than 10% of their liquid net worth in us, in illiquid business development companies, illiquid REITs, and illiquid direct participation programs.

•	For Missouri Residents — No more than ten percent (10%) of any Missouri investor’s liquid net worth shall be invested in our shares.

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For Nebraska Residents — In addition to the suitability standards above, Nebraska investors must limit their aggregate investment in our shares and in other non-publicly traded REITs to 10% of such investor’s net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation.

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For New Jersey Residents — Shares will only be sold to residents of New Jersey who have either a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.

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For New Mexico Residents — In addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in us, our affiliates, and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation.

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For North Dakota Residents — Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in us and that they meet one of our suitability standards.

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For Ohio Residents — It shall be unsuitable for an Ohio investor’s aggregate investment in shares of us, our affiliates, and in other non-traded real estate investment trusts to exceed 10% of his or her liquid net worth.

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For Oregon Residents — Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates and that they meet one of our suitability standards.

•	For Pennsylvania Residents — A Pennsylvania resident’s investment in us must be no more than 10% of his or her net worth.

•	For Tennessee Residents — A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).

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For Vermont Residents — Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Other than as set forth above, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

Our sponsor and each participating broker-dealer, authorized representative, or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Our sponsor or the participating broker-dealer, authorized representative, or any other person selling shares on our behalf will make this determination based on information provided by such investor to our sponsor or the participating broker-dealer, authorized representative, or any other person selling shares on our behalf, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments held by such investor, as well as any other pertinent factors.

In making this determination, our sponsor or the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met either by the fiduciary account, the person who directly or indirectly supplied the funds for the purchase of the shares or the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us in connection with this offering or to which we have referred you. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words.

Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to: (i) statements about our plans, strategies, initiatives, and prospects; and (ii) statements about our future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated. For further information regarding such risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the documents we file from time to time with the SEC, including, but not limited to, our Annual Report on Form 10-K, for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (the “SEC”), and Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, copies of which may be obtained from our website at www.StrategicREIT.com.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUMMARY

Strategic Storage Trust VI, Inc.

Strategic Storage Trust VI, Inc. is a Maryland corporation incorporated in 2020 that elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes commencing with the taxable year ended December 31, 2021.

We commenced our initial public offering of shares of our common stock on March 17, 2022 on a “best efforts” basis. On October 31, 2023, we ceased selling Class A shares, Class T shares, and Class W shares in the primary portion of our prior public offering and on November 1, 2023, we commenced selling Class Y shares and Class Z shares in our prior public offering. As of June 30, 2025, we had received gross offering proceeds of approximately $140.5 million, consisting of approximately $30.3 million from the sale of approximately 2.9 million Class A shares, approximately $48.1 million from the sale of approximately 4.8 million Class T shares, approximately $6.3 million from the sale of approximately 0.7 million Class W shares, approximately $50.3 million from the sale of approximately 5.2 million Class Y shares, and approximately $5.5 million from the sale of approximately 0.6 million Class Z shares. We expect to use substantially all of the net proceeds from this offering to invest in self storage facilities and related self storage real estate investments.

As of June 30, 2025, we owned 24 operating self storage facilities located in seven states (Arizona, Delaware, Florida, Nevada, Oregon, Pennsylvania, and Washington) and three Canadian provinces (Alberta, British Columbia, and Ontario), joint venture interests in four operating and one development properties in two Canadian provinces (Ontario and Quebec) and two wholly-owned development properties in Florida and Ontario. However, because we have not yet identified specific properties to purchase with the proceeds of this offering, this is considered to be a blind pool offering.

Our office is located at 10 Terrace Road, Ladera Ranch, California 92694. Our telephone number is (949) 429-6600 and our fax number is (949) 429-6606. Additional information about us may be obtained at www.StrategicREIT.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor

Our sponsor, SmartStop REIT Advisors, LLC, is an indirect subsidiary of SmartStop. The common stock of SmartStop is traded on the NYSE under the symbol “SMA.” SmartStop is a self- managed REIT with a fully integrated operations team of approximately 600 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop is currently closed to new investors. H. Michael Schwartz, our Chief Executive Officer, also serves as Chief Executive Officer of SmartStop and of our sponsor. SmartStop, through our sponsor, also sponsors other self storage programs.

SmartStop is one of the largest self storage companies in North America, with an owned and managed portfolio, as of June 30, 2025, of 229 operating properties in 23 states, the District of Columbia, and Canada and comprising approximately 164,300 units and 18.4 million rentable square feet. As of June 30, 2025, SmartStop and its affiliates own or manage 43 operating self storage properties in Canada, which total approximately 36,400 units and 3.7 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus. In addition to being our sponsor, SmartStop REIT Advisors is the owner of our property manager and is the sole voting member of our advisor.

Our Advisor

Strategic Storage Advisor VI, LLC, which was formed in Delaware in 2020, is our advisor and is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. Our sponsor is the sole owner our advisor.

Our Property Manager

Strategic Storage Property Management VI, LLC, a Delaware limited liability company, is our property manager and manages our properties. Our property manager was formed in 2020 to manage our properties. See “Management Compensation” for a discussion of the fees and expense reimbursements that will be payable to our property manager. Our property manager may enter into sub-property management agreements with affiliates or third party management companies and pay part of its management fee to such affiliates or third parties.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors — H. Michael Schwartz, our Chief Executive Officer, and two independent directors, Stephen G. Muzzy and Alexander S. Vellandi. All of our executive officers and our chairman of the board of directors are affiliated with our advisor and/or our property manager. Our charter, which requires that a majority of our directors be independent of our advisor, provides that our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. Our directors are elected annually by our stockholders.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, a REIT is subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

We currently are offering up to $75,000,000 in shares of our common stock, consisting of six classes of shares: Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares, to our existing stockholders pursuant to our Plan. The purchase price for Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares under the Plan is currently $10.00, which is equal to the estimated value per share for Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares, unless subsequently adjusted by our board of directors. We will offer Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares pursuant to the Plan until we sell all $75,000,000 in shares of common stock in this offering; provided, however, that our board of directors may amend or terminate the Plan for any reason, except that no such amendment shall add compensation to the Plan or remove the opportunity for you to terminate your participation in the Plan. This offering must be registered or exempt from registration in every state in which we offer or sell shares. If this offering is not exempt from registration, the required registration generally is for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually and the offering is not otherwise exempt from registration.

Second Amended and Restated Distribution Reinvestment Plan

This prospectus describes the Plan and is designed to offer our existing stockholders a convenient method for purchasing additional shares of our common stock by reinvesting cash distributions without paying any selling commissions, fees or service charges. Distributions on Class A Shares will be reinvested in Class A

Shares, distributions on Class P Shares will be reinvested in Class P Shares, distributions on Class T Shares will be reinvested in Class T Shares, Class W Shares will be reinvested in Class W Shares, distributions on Class Y Shares will be reinvested in Class Y Shares, and Class Z Shares will be reinvested in Class Z Shares. Regardless of your participation in our Plan, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our Plan would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. Our board of directors may terminate the Plan in our discretion at any time upon ten days’ written notice to plan participants.

Use of Proceeds

The proceeds raised pursuant to the Plan will be used for funding our share redemption program, unless terminated, and for general corporate purposes, including, but not limited to, investments in self storage facilities and related self storage real estate investments.

Incorporation by Reference

This prospectus incorporates by reference several documents previously filed with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the period ended March 31, 2025, our 2025 proxy statement, as well as all future documents we file pursuant to certain sections of the Exchange Act. These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, as the same may be updated from time to time by future filings under the Exchange Act, which are incorporated by reference into this prospectus, before purchasing our common stock. The risks discussed in our reports can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment.

ESTIMATED USE OF PROCEEDS

We expect that the proceeds raised pursuant to this offering will be used to repurchase shares of our common stock under our share redemption program, unless terminated. The remaining proceeds will be used for general corporate purposes, including, but not limited to, investments in self storage facilities and related self storage real estate investments. We cannot predict with any certainty how much Plan proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold. No selling commissions or dealer manager fees are payable on shares sold under our Plan, and we expect any other offering expenses to be nominal. We will pay actual expenses incurred in connection with this registration and offering of shares, including but not limited to legal fees, printing expenses, mailing costs, blue sky registration fees, and other accountable offering expenses, in our sole discretion. These offering expenses are currently estimated to be approximately $71,483 (or less than 1% of the maximum proceeds).

DESCRIPTION OF SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Our Plan allows you to have distributions otherwise distributable to you invested in additional Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares, as applicable. We are offering $75,000,000 in shares of Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares under our Plan pursuant to this prospectus. The following discussion summarizes the principal terms of our Plan. The full text of our Plan is included as Appendix B to this prospectus.

Eligibility

Participation in our Plan is limited to investors who currently own our shares. We may elect to deny your participation in our Plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

Assuming you are eligible, you may elect to participate in our Plan by completing an account update form available from us or our transfer agent, SS&C GIDS, Inc. (our “Transfer Agent”), a form of which is attached as Appendix A to this prospectus. Your participation in our Plan will begin with the next distribution made after receipt of your account update form. Once enrolled, you may continue to purchase stock under our Plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated our Plan. You can choose to have all or a portion of your distributions reinvested through our Plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new account update form or other form provided for that purpose. Any election to increase your level of participation must be made through us or our Transfer Agent. If you are already enrolled in the Plan, no action is required.

Stock Purchases

Stock will be purchased under our Plan on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our Plan.

During our offering, the purchase price per Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares will be $10.00, which is the estimated value per share for Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares, unless subsequently adjusted by our board of directors at any time in its sole and absolute discretion based upon our estimated net asset value per share, when calculated, or such factors as it deems appropriate. The offering price for Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares purchased under our Plan may increase or decrease at any time. We will not charge you any other fees in connection with your purchase of shares under our Plan. The price for shares purchased under our Plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our Plan may effectively lower the total return on your investment with us. Our board of directors reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our Plan.

Account Statements

Within 90 days after the end of each calendar year, our Transfer Agent will provide you with a statement of account describing your distributions received, the number of shares purchased, and the per share purchase price for such shares pursuant to the Plan during the prior year. Within 30 days after the end of each calendar quarter, our Transfer Agent will also provide you with a quarterly statement of account describing your distributions received, the number of shares purchased, and the per share purchase price for such shares pursuant to the Plan during the previous quarter. Each statement will also advise you that you are required to notify us in the event that there is any material change in your financial condition or if any representation made by you under the subscription agreement for your initial purchase of securities becomes inaccurate. Tax information regarding your participation in the Plan will be provided to you at least annually.

In addition, our annual report contains information regarding our history of distribution payments. This annual report is mailed to our stockholders each year.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in our Plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the Plan. We will not receive a fee for selling stock under our Plan. See “Plan of Distribution.”

Voting

You may vote all shares of stock acquired through our Plan.

Tax Consequences of Participation

The reinvestment of distributions does not relieve you of any income tax which may be payable on such distributions. Distributions paid by us to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. Any amount distributed in excess of our earnings and profits is a return of capital, which results in reduction in the adjusted basis of your shares. Once your adjusted basis in the shares is reduced to zero, any further distributions are treated as gain from the sale of shares.

If you participate in our Plan, you may recognize taxable dividend income up to the value of the shares received, even though you purchased shares and did not receive any cash. These deemed dividends will be treated as actual dividends paid from us to you and will retain the character and tax effects applicable to all dividends. One noteworthy tax effect is that REIT distributions generally are not considered “qualified dividend income” and thus are not eligible for the reduced tax rates otherwise available to non-corporate stockholders; subject to narrow exceptions, REIT distributions, including deemed dividends under our Plan, will be subject to tax at ordinary income rates. In addition, as long as we remain qualified as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions. The shares received by you pursuant to our Plan will have a holding period beginning with the day after the distribution, and a tax basis equal to the value of the shares received.

Tax-exempt stockholders, including IRAs, Keogh Plans, 401(k) plans and charitable remainder trusts, generally will not have to pay any taxes on distributions, including distributions reinvested under our Plan. However, if a tax-exempt stockholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.

The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.

The above discussion regarding the tax consequences of participating in our Plan is intended only as a general discussion of the current federal income tax consequences of participating in the distribution reinvestment plan. Since each eligible participant’s financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about participation in the distribution reinvestment plan.

Termination of Participation

We will provide our stockholders with all material information regarding distributions and the effect of reinvesting distributions, including the tax consequences thereof, at least annually. You may terminate your participation in our Plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our Plan. We request that you promptly notify us should you no longer meet the minimum income and net worth standards described in the “Suitability Standards” section immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in our subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our Plan for any reason at any time upon ten days’ prior written notice to participants; provided, however, no such amendment shall add compensation to the Plan or remove the opportunity for you to terminate your participation in the Plan, as specified above.

Governing Law

The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.

Contact for Answers to Questions Regarding the Second Amended and Restated Distribution Reinvestment Plan

All inquiries regarding the Plan should be directed to:

Strategic Storage Trust VI, Inc.

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

PLAN OF DISTRIBUTION

We are offering a maximum $75,000,000 in shares of our common stock consisting of Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares to our existing stockholders through our Plan pursuant to this prospectus. We reserve the right to reallocate the shares offered among the classes of shares. Distributions on Class A Shares will be reinvested in Class A Shares, distributions on Class P Shares will be reinvested in Class P Shares, distributions on Class T Shares will be reinvested in Class T Shares, Class W Shares will be reinvested in Class W Shares, distributions on Class Y Shares will be reinvested in Class Y Shares, and Class Z Shares will be reinvested in Class Z Shares. The purchase price per Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares will be $10.00, which is the estimated value per share for Class A Shares, Class P Shares, Class T Shares, Class W shares, Class Y shares, and Class Z shares, unless subsequently adjusted by our board of directors as described above. We may continue to offer the aggregate of $75,000,000 in shares of common stock until we have sold all of these shares through the reinvestment of distributions. We reserve the right to terminate this offering at any time. We have no basis for estimating the number of shares that will be sold. We will not pay selling commissions or a dealer manager fee with respect to our Plan.

DISCLOSURE OF SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILIITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) will pass upon the legality of the common stock and legal matters in connection with our status as a REIT for federal income tax purposes. Nelson Mullins does not purport to represent our stockholders or potential investors, who should consult their own counsel. Nelson Mullins also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.

EXPERTS

The consolidated financial statements and schedule of Strategic Storage Trust VI, Inc. as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE AND WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You can also access documents that will be incorporated by reference into this prospectus at the web site we maintain at www.StrategicREIT.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference into our prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	The description of our shares of common stock contained in our Registration Statement on Form 8-A (Registration No. 000-55645) filed with the SEC on April 28, 2023;

•	Annual Report on Form 10-K for the Year Ended December 31, 2024 filed with the SEC on March 31, 2025;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 15, 2025; and

•	Quarterly Report on Form 10-Q filed with the SEC on May 8, 2025.

Subsequent to the date of this prospectus, we are electing to “incorporate by reference” certain information into the prospectus. By incorporating by reference, we will be disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of the prospectus, except for information incorporated by reference that is superseded by information contained in the prospectus.

We will provide to each person, including any beneficial owner, to whom the prospectus is delivered, upon written or oral request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at 1-877-327-3485 or write us at Strategic Storage Trust VI, Inc., 10 Terrace Road, Ladera Ranch, California 92694. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.

APPENDIX A

ACCOUNT UPDATE FORM

PLEASE CHECK ALL INVESTMENTS THAT APPLY:

☐  SmartStop Self Storage REIT, Inc.

   (f/k/a Strategic Storage Trust II, Inc.)

☐  Strategic Storage Growth Trust III, Inc.

☐  Strategic Storage Trust VI, Inc.

☐  Strategic Student & Senior Housing Trust, Inc.

(All account information is Required) Account Number

Complete this form and return to:

Strategic Asset Management I, LLC

c/o Strategic Transfer Agent Services, LLC

19900 MacArthur Blvd., Suite 250

Irvine, CA 92612

Phone: 866-418-5144

Fax: 949-404-1801

(Fax only accepted for non-custodial accounts)

INSTRUCTIONS Please complete all applicable sections depending upon your account change(s). Check all boxes that apply.

☐ CHANGE OF ADDRESS (Sections 1, 2 & 5)	☐ CHANGE OF REPRESENTATIVE OR BROKER-DEALER (Sections 1, 3 & 5)	☐ DISTRIBUTION INSTRUCTIONS (Sections 1, 4 & 5)

1) CURRENT ACCOUNT OWNER INFORMATION

Account Name(s)

Telephone Number ☐☐ ☐ - ☐☐☐ - ☐☐☐☐	Registered Owner’s SSN or TID

2) CHANGE OF ADDRESS If you are providing an address outside of the U.S., please complete the following by indicating citizenship status (REQUIRED):

☐ U.S. CITIZEN	☐ RESIDENT ALIEN	☐ NON-RESIDENT ALIEN* - COUNTRY OF ORIGIN

*If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W8EXP OR W8IMY).

Please indicate whether the change of the address pertains to the:

☐  MAILING ADDRESS   or    ☐  ALTERNATIVE ADDRESS

UPDATED INFORMATION:

Address

City	State	Zip Code
	☐☐	☐☐☐☐☐

Home Telephone Number	Business Telephone Number
☐☐☐ - ☐☐☐ - ☐☐☐☐	☐☐☐ - ☐☐☐ - ☐☐☐☐

Email Address

3) CHANGE OF REPRESENTATIVE OR BROKER-DEALER

If the account owner chooses to change from one registered representative to another within the same broker-dealer, a signature is only required from an authorized principal of the broker-dealer. If the account owner chooses to transfer account(s) to a different broker-dealer, all registered account owners and an authorized principal from the new broker-dealer must sign. The registered representative on the account may not sign as the authorized principal for the broker-dealer. For custodial accounts, a Medallion Signature Guarantee stamp or appropriate authorization from the custodian is required in section 5.

UPDATED INFORMATION:

Firm Name

Registered Representative	Representative Number	Representative Email

Branch Address

City	State	Zip Code
	☐☐	☐☐☐☐☐

Telephone Number	Signature by Authorized Principal Required (or Rep Signature Attesting BD Does Not Require)
☐☐☐ - ☐☐☐ - ☐☐☐☐
Fax Number
☐☐☐ - ☐☐☐ - ☐☐☐☐

Questions regarding your account should be directed to: 866-418-5144 | www.StrategicREIT.com	SAM-10-2022	Page 1 of 2

A-1

ACCOUNT UPDATE FORM

4) DISTRIBUTION INSTRUCTION

Distribution updates will take the effect for the next distribution that occurs at least 30 days after receipt of this form. This authorization will supersede any previous distribution instructions.	☐ Cash ☐ DRP	% % Total = 100%

Initial to Participate
If you participate in the Distribution Reinvestment Plan (DRP), we request that you notify the above referenced investment(s) and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards set forth in the original subscription agreement(s) you signed for the above referenced investment(s).

Please check all that apply:

☐  Participate in Distribution Reinvestment Plan

☐  Discontinue Distribution Reinvestment Plan

☐  Elect Direct Deposit/Change Banking Information

☐  Discontinue Direct Deposit

☐  Mail Distribution Checks to Address of Record

☐  Mail Distribution Checks to Financial Institution

•  Direct Deposit is not available for investments made through brokerage or custodial held accounts.

•  When initiating Direct Deposit, you are required to submit either a voided check or letter from the designated financial institution which verifies the direct deposit instructions.

•  By electing to have my distributions reinvested in the Distribution Reinvestment Plan, I agree that I have read the Prospectus and have reviewed the Distribution Reinvestment Plan for the investment(s) designated above.

•  Changes to custodial accounts require a Medallion Signature Guarantee stamp or appropriate authorization from the custodian.

Financial Institution Information

Name of Financial Institution

Account Number
☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Mailing Address

City	State	Zip Code
	☐☐	☐☐☐☐☐

Direct Deposit Information

The above referenced investment(s) is (are) authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until the above referenced investment(s) has (have) notified me (us) that this deposit service has been terminated. In the event that the above referenced investment(s) deposit(s) funds erroneously into my (our) account, it is (they are) authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

Select One:	☐ Checking Account (voided check REQUIRED) ☐ Savings Account 9-DIGIT ROUTING/ABA NUMBER (see example) ☐☐☐☐☐☐☐☐☐	ABC Business 1234 Park Avenue Anytown, CA	1234 20
PAY TO THE
		ORDER OF $	XXX.XX
Anywhere Bank U.S.A
		MEMO	Not Negotiable
I: 133404567 I: 1234561304 III• 1044
Routing Number Account Number

5) SIGNATURES

All Registered Account Owners are Required to Sign		CUSTODIAL ACCOUNTS REQUIRE A MEDALLION SIGNATURE GUARANTEE STAMP OR APPROVAL FROM THE CUSTODIAN
Account Owner Signature	Date

Joint Account Owner or Authorized Signature of Custodian	Date

Questions regarding your account should be directed to: 866-418-5144 | www.StrategicREIT.com	SAM-10-2022	Page 2 of 2

A-2

APPENDIX B

STRATEGIC STORAGE TRUST VI, INC.

SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Effective as of November 11, 2023

Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), has adopted this second amended and restated distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1. Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who purchase shares of the Company’s common stock (“Shares”) including but not limited to (A) Shares designated as Class P Shares pursuant to the Company’s private offering (the “Private Offering”) detailed in that certain confidential private placement memorandum dated February 26, 2021, and any amendments or supplements thereto (the “Memorandum”), or (B) Shares designated as Class A Shares, Class T Shares, Class W Shares, Class Y Shares or Class Z Shares pursuant to the Company’s initial public offering (the “Initial Public Offering”), or (C) any other Shares purchased pursuant to any subsequent offering of the Company (“Subsequent Offering,” each of the Private Offering, the Initial Public Offering and Subsequent Offering is an “Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of Shares of the same class for such participating Stockholders directly.

2. Effective Date. The DRP was approved by the Board of Directors and became effective on November 11, 2023. Any additional amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.

3. Eligibility and Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Private Offering, the Initial Public Offering or purchases shares in any Subsequent Offering, and who has received a Memorandum or a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), as applicable, may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or participating dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until the Company has terminated the DRP. A Participant can choose to have all or a portion of Distributions reinvested through the DRP. A Participant may also change the percentage of Distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants may acquire DRP Shares from the Company for a price equal to $9.30 per share, regardless of whether the Participant holds Class A Shares, Class P Shares, Class T Shares, Class W Shares, Class Y Shares, or Class Z Shares. The DRP Share price for the Class A Shares, Class P Shares, Class T shares, Class W shares, Class Y Shares and Class Z Shares was determined by the board of directors in its business judgment. The board of directors may set or change the DRP Share price for the purchase of Class A Shares, Class P Shares, Class T Shares, Class W Shares, Class Y Shares and Class Z Shares at any time in its sole and absolute discretion based upon the Company’s estimated net asset value per share, when calculated, or such factors as it deems appropriate, and without amending this DRP. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) Shares exempt from registration with the SEC in an Offering for use in the DRP, (b) Shares registered, or to be registered, with the SEC in an Offering for use in the DRP, or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to an Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. No Commissions or Other Charges. No dealer manager fee, stockholder servicing fees, dealer manager servicing fees nor sales commissions will be paid with respect to the DRP Shares.

6. Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in Shares under the DRP.

7. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8. Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9. Voting. A Participant may vote all Shares acquired through the DRP.

10. Reports. Within 30 days after the end of each fiscal quarter, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12. Amendment or Termination of DRP by the Company. The board of directors of the Company may by majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants, which notice may be provided by filing a Current Report on Form 8-K with the SEC, and if the Company is still engaged in an offering, a supplement to the prospectus or post-effective amendment to the Company’s registration statement filed with the SEC; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.

13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

STRATEGIC STORAGE

TRUST VI, INC.

Second Amended and Restated Distribution Reinvestment Plan

$75,000,000 in Shares of

Common Stock

PROSPECTUS

July 18, 2025

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by SmartStop Self Storage REIT, Inc. (the “Company”) in connection with the distribution of the securities registered under the Company’s second amended and restated distribution reinvestment plan. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC registration fee	$11,483
Legal fees and expenses	25,000
Blue sky fees and expenses	10,000
Accounting fees and expenses	15,000
Other Expenses	10,000

Total	$71,483

Item 15. Indemnification of Directors and Officers

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Act is against public policy and is unenforceable pursuant to Section 14 of the Act.

Subject to the significant conditions below, our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

However, under our charter, we shall not indemnify our directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisor or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, subject to our limitations on indemnification.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Ex. No.	Description

3.1	First Articles of Amendment and Restatement of Strategic Storage Trust VI, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, filed on May 28, 2021, Commission File No. 333-256598

3.2	Amended and Restated Bylaws of Strategic Storage Trust VI, Inc., incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, filed on March 15, 2022, Commission File No. 333-256598

3.3	Articles of Amendment of Strategic Storage Trust VI, Inc., incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, filed on March 15, 2022, Commission File No. 333-256598

3.4	Articles Supplementary of Strategic Storage Trust VI, Inc., incorporated by reference to Exhibit 3.4 to Pre-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, filed on March 15, 2022, Commission File No. 333-256598

Ex. No.	Description

3.5	Second Articles of Amendment of Strategic Storage Trust VI, Inc., incorporated by reference to Exhibit 3.5 to Pre-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form S-11, filed on March 15, 2022, Commission File No. 333-256598

3.6	Articles Supplementary for Series B Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 3, 2023, Commission File No. 000-56545

3.7	Articles Supplementary of Strategic Storage Trust VI, Inc., incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, filed on November 1, 2023, Commission File No. 333-256598

3.8	Certificate of Correction to the Articles Supplementary, incorporated by reference to Exhibit 3.7 to the Registrant’s Quarterly Report on Form 10-Q, filed on November 14, 2023, Commission File No. 000-56545

4.1*	Form of Account Update Form (included as Appendix A to prospectus)

4.2*	Second Amended and Restated Distribution Reinvestment Plan (included as Appendix B to prospectus)

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP as to legality of securities

23.1*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

23.2*	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm

24.1*	Power of Attorney

107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, (1) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(d) The undersigned Registrant hereby undertakes that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (1) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (4) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(e) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladera Ranch, State of California, on the 18th day of July, 2025.

SMARTSTOP SELF STORAGE REIT, INC.

By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 18, 2025

/s/ Matt F. Lopez Matt F. Lopez	Chief Financial Officer and Treasurer (Principal Financial Officer)	July 18, 2025

/s/ Stephen G. Muzzy Stephen G. Muzzy*	Independent Director	July 18, 2025

/s/ Alexander S. Vellandi Alexander S. Vellandi*	Independent Director	July 18, 2025

*	By: Matt F. Lopez, as Attorney in fact, pursuant to Power of Attorney dated July 18, 2025 and filed herewith.